Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-35606; 33-86424; 333-40227; 333-62545; 333-36366; 333-36364; 333-67330; 333-104225; 333-115277; 333-124534) and the Registration Statements on Form S-3 (Nos. 333-108730 and 333-124541) and on Form S-4 (No. 333-97899) of Schlumberger Limited, of our Report dated February 22, 2006 relating to the consolidated financial statements, Management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
New York, New York
February 22, 2006

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